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                                                                  EXHIBIT 10(a)







                                ESCROW AGREEMENT


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                                                                  Exhibit 10(a)


                          ATLAS AMERICA PUBLIC #9 LTD.

                                ESCROW AGREEMENT


       THIS AGREEMENT, made to be effective as of the 18th day of August, 2000, by and between Atlas Resources, Inc., a Pennsylvania corporation (the "Managing General Partner"), Anthem Securities, Inc., a Pennsylvania corporation ("Anthem"), Bryan Funding, Inc., a Pennsylvania corporation ("Bryan Funding"), collectively Anthem and Bryan Funding are referred to as the "Dealer-Manager", Atlas America Public #9 Ltd., a Pennsylvania limited partnership (the "Partnership") and National City Bank of Pennsylvania, Pittsburgh, Pennsylvania, as escrow agent (the "Escrow Agent").

                                   WITNESSETH:

       WHEREAS, the Partnership intends to offer publicly for sale to qualified investors (the "Investors") up to 1,500 limited partnership interests in the Partnership (the "Units"); and

       WHEREAS, each Investor will be required to pay his subscription in full upon subscribing ($10,000 per Unit, however, the Managing General Partner, in its discretion, may accept one-half Unit [$5,000] subscriptions, with larger subscriptions permitted in $1,000 increments), by check, draft or money order except that the broker-dealers and the Managing General Partner, its officers and directors and Affiliates, may purchase Units net of the Dealer-Manager fee, the commissions and reimbursement of marketing expenses and bona fide accountable due diligence expenses set forth below, and registered investment advisors and their clients may purchase Units subject to the Dealer-Manager fee but net of the commissions and reimbursement of marketing expenses and bona fide accountable due diligence expenses set forth below (the "Subscription Proceeds"); and

       WHEREAS, the Managing General Partner and Anthem have executed an agreement ("Anthem Dealer-Manager Agreement") pursuant to which Anthem will solicit subscriptions for Units in all states other than Minnesota and New Hampshire on a "best efforts" "all or none" basis for $1,000,000 and on a "best efforts" basis for the remaining Units on behalf of the Managing General Partner and the Partnership and pursuant to which Anthem has been authorized to select certain members in good standing of the National Association of Securities Dealers, Inc. ("NASD") to participate in the offering of the Units ("Selling Agents"); and

       WHEREAS, the Managing General Partner and Bryan Funding have executed an agreement ("Bryan Funding Dealer-Manager Agreement") pursuant to which Bryan Funding will solicit subscriptions for Units in the states of Minnesota and New Hampshire on a "best efforts" "all or none" basis for $1,000,000 and on a "best efforts" basis for the remaining Units on behalf of the Managing General Partner and the Partnership and pursuant to which Bryan Funding has been authorized to select certain members in good standing of the NASD to participate in the offering of the Units ("Selling Agents"); and

       WHEREAS, the Anthem Dealer-Manager Agreement and the Bryan Funding Dealer-Manager Agreement, collectively referred to as the "Dealer-Manager Agreement", provide for compensation to the Dealer-Manager which includes, but is not limited to:

         (i)      a 2.5% Dealer-Manager fee;

         (ii)     a 7.0% sales commission;

         (iii)    a .5% reimbursement of marketing expenses; and


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         (iv)     reimbursement of the Selling Agents' bona fide accountable due diligence expenses of .5%

per Unit to participate in the offering of the Units, all or a portion of which compensation will be reallowed to the Selling Agents and wholesalers; and

       WHEREAS, under the terms of the Dealer-Manager Agreement the Subscription Proceeds are required to be held in escrow subject to the receipt and acceptance by the Managing General Partner of the minimum Subscription Proceeds of $1,000,000, excluding any optional subscription by the Managing General Partner, its officers, directors and Affiliates; and

       WHEREAS, no subscriptions to the Partnership will be accepted after receipt of the maximum Subscription Proceeds of $15,000,000 or December 31, 2000, whichever event occurs first (the "Offering Termination Date"); and

       WHEREAS, to facilitate compliance with the terms of the Dealer-Manager Agreement, the Managing General Partner and the Dealer-Manager desire to have the Subscription Proceeds deposited with the Escrow Agent and the Escrow Agent desires to hold the Subscription Proceeds pursuant to the terms and conditions set forth herein;

       NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. APPOINTMENT OF ESCROW AGENT. The Managing General Partner, the Partnership and the Dealer-Manager hereby appoint Escrow Agent as the escrow agent to receive and to hold the Subscription Proceeds deposited with Escrow Agent by the Dealer-Manager and the Selling Agents pursuant hereto and Escrow Agent hereby agrees to serve in such capacity during the term and based upon the provisions hereof.

2. DEPOSIT OF SUBSCRIPTION PROCEEDS. Pending receipt of the minimum Subscription Proceeds of $1,000,000, the Dealer-Manager shall deposit the Subscription Proceeds of each Investor with the Escrow Agent and shall deliver to the Escrow Agent a copy of the Subscription Agreement of such Investor. Payment for each subscription for Units shall be in the form of a check made payable to "Atlas America Public #9 Ltd., Escrow Agent, National City Bank of PA". The Escrow Agent shall deliver a receipt to either:

        (a) Anthem and the Managing General Partner for each deposit of Subscription Proceeds made pursuant hereto by Anthem; or

        (b) Bryan Funding and the Managing General Partner for each deposit of subscription proceeds made pursuant hereto by Bryan Funding.

3. INVESTMENT OF SUBSCRIPTION PROCEEDS. The Subscription Proceeds shall be deposited in an interest bearing account maintained by the Escrow Agent entitled "Armada Government Fund." Subscription Proceeds may be temporarily invested by the Escrow Agent only in income producing short-term, highly liquid investments secured by the United States government where there is appropriate safety of principal, such as U.S. Treasury Bills. The interest earned shall be added to the Subscription Proceeds and disbursed in accordance with the provisions of paragraph 4 or 5, as the case may be.


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4.      DISTRIBUTION OF SUBSCRIPTION PROCEEDS. If the Escrow Agent:

        (a) receives written notice from an authorized officer of the Managing General Partner that at least the minimum aggregate subscriptions of $1,000,000 have been received and accepted by the Managing General Partner; and

        (b) determines that Subscription Proceeds for at least $1,000,000 as determined by the Managing General Partner have cleared the banking system and are good;

        then, the Escrow Agent shall promptly release and distribute to the Managing General Partner such escrowed Subscription Proceeds which have cleared the banking system and are good plus any interest paid and investment income earned on such Subscription Proceeds while held by the Escrow Agent in an escrow account.

        Any remaining Subscription Proceeds, plus any interest paid and investment income earned on such Subscription Proceeds while held by the Escrow Agent in an escrow account shall be promptly released and distributed to the Managing General Partner by the Escrow Agent as such Subscription Proceeds clear the banking system and become good.

5. SEPARATE PARTNERSHIP ACCOUNT. During the continuation of the offering after the Partnership is funded with cleared Subscription Proceeds of at least $1,000,000 and the Escrow Agent receives the notice described in Paragraph 4 of this Agreement, and prior to the Offering Termination Date, any additional Subscription Proceeds may be deposited by the Dealer-Manager directly in a separate Partnership account which shall not be subject to the terms of this Agreement.

6.      DISTRIBUTIONS TO SUBSCRIBERS.

        (a) In the event that the Partnership will not be funded as contemplated because less than the minimum aggregate subscriptions of $1,000,000 have been received and accepted by the Managing General Partner by twelve p.m. (noon), local time, on December 31, 2000, or for any other reason, the Managing General Partner shall so notify the Escrow Agent, whereupon the Escrow Agent promptly shall distribute to each Investor a refund check made payable to such Investor in an amount equal to the Subscription Proceeds of such Investor, plus any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account as calculated by the Managing General Partner.

        (b) In the event that a subscription for Units submitted by an Investor is rejected by the Managing General Partner for any reason after the Subscription Proceeds relating to such subscription have been deposited with the Escrow Agent, then the Managing General Partner promptly shall notify the Escrow Agent of such rejection, and the Escrow Agent shall promptly distribute to such Investor a refund check made payable to such Investor in an amount equal to the Subscription Proceeds of such Investor, plus any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account as calculated by the Managing General Partner.

7. COMPENSATION AND EXPENSES OF ESCROW AGENT. The Managing General Partner shall be solely responsible for and shall pay the compensation of the Escrow Agent for its services hereunder, as provided in Appendix 1 to this Agreement and made a part hereof, and the charges, expenses (including any reasonable attorneys' fees), and other out-of-pocket expenses incurred by the Escrow Agent in connection with the administration of the provisions of this Agreement. The Escrow Agent shall have no lien on the Subscription Proceeds deposited in an escrow account unless and until the Partnership is funded with cleared Subscription Proceeds of at least $1,000,000 and the Escrow Agent receives the


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        notice described in Paragraph 4 of this Agreement, at which time the
        Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets held hereunder, with respect to its unpaid compensation and nonreimbursed expenses, superior to the interests of any other persons or entities.

8. DUTIES OF ESCROW AGENT. The Escrow Agent shall not be obligated to accept any notice, make any delivery, or take any other action under this Escrow Agreement unless the notice or request or demand for delivery or other action is in writing and given or made by the party given the right or charged with the obligation under this Escrow Agreement to give the notice or to make the request or demand. In no event shall the Escrow Agent be obligated to accept any notice, request, or demand from anyone other than the Managing General Partner or the Dealer-Manager.

9. LIABILITY OF ESCROW AGENT. The Escrow Agent shall not be liable for any damages, or have any obligations other than the duties prescribed herein in carrying out or executing the purposes and intent of this Escrow Agreement; provided, however, that nothing herein contained shall relieve the Escrow Agent from liability arising out of its own willful misconduct or gross negligence. Escrow Agent's duties and obligations under this Agreement shall be entirely administrative and not discretionary. Escrow Agent shall not be liable to any party hereto or to any third party as a result of any action or omission taken or made by Escrow Agent in good faith. The parties to this Agreement will indemnify Escrow Agent, hold Escrow Agent harmless, and reimburse Escrow Agent from, against and for, any and all liabilities, costs, fees and expenses (including reasonable attorney's fees) Escrow Agent may suffer or incur by reason of its execution and performance of this Agreement. In the event any legal questions arise concerning Escrow Agent's duties and obligations hereunder, Escrow Agent may consult with its counsel and rely without liability upon written opinions given to it by such counsel.

        The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, authorization, or other paper or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be.

        In the event that there shall be any disagreement between any of the parties to this Agreement, or between them or any of them and any other person, resulting in adverse claims or demands being made in connection with this Agreement, or in the event that Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists. In any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act and Escrow Agent shall be entitled to continue to so refrain from acting until the dispute is resolved by the parties involved.

        National City Bank of Pennsylvania is acting solely as Escrow Agent and is not a party to, nor has it reviewed or approved any agreement or matter of background related to this Agreement, other than this Agreement itself, and has assumed, without investigation, the authority of the individuals executing this Agreement to be so authorized on behalf of the party or parties involved.

10. RESIGNATION OR REMOVAL OF ESCROW AGENT. The Escrow Agent may resign as such following the giving of thirty days' prior written notice to the other parties hereto. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty days' prior written notice to the Escrow Agent by the other parties hereto.

        In either event, the duties of the Escrow Agent shall terminate thirty days after the date of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account) in its possession to a successor escrow agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Escrow Agent. If the other parties hereto are unable to agree upon a successor or shall have failed to appoint a successor prior to the expiration of thirty days following the date of the notice of resignation or removal, the then


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        acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief; and any such resulting appointment shall be binding upon all of the parties hereto.

        Upon acknowledgment by any successor escrow agent of the receipt of the then remaining balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account), the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

11. TERMINATION. This Agreement shall terminate and the Escrow Agent shall have no further obligation with respect hereto upon the occurrence of the distribution of all Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account) as contemplated hereby or upon the written consent of all the parties hereto.

12. NOTICE. Any notices or instructions, or both, to be given hereunder shall be validly given if set forth in writing and mailed by certified mail, return receipt requested, as follows:

        If to the Escrow Agent:

                  National City Bank of Pennsylvania
                  Corporate Trust Department
                  National City Center LOC 25-166
                  Pittsburgh, Pennsylvania 15222-4802

                  Attention:  Mr. John C. Hoffman, Asst. Vice President

                  Phone: (412) 644-8401
                  Facsimile: (412) 644-7971

        If to the Managing General Partner:

                  Atlas Resources, Inc.
                  311 Rouser Road
                  P.O. Box 611
                  Moon Township, Pennsylvania 15108

                  Attention:  Tony C. Banks

                  Phone: (412) 262-2830
                  Facsimile: (412) 262-2820

        If to Anthem:

                  Anthem Securities, Inc.
                  311 Rouser Road
                  P.O. Box 926
                  Coraopolis, Pennsylvania 15108

                  Attention:  John S. Coffey

                  Phone: (412) 262-1680
                  Facsimile: (412) 262-7430

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        If to Bryan Funding:

                  Bryan Funding, Inc.
                  393 Vanadium Road
                  Pittsburgh, Pennsylvania 15243

                  Attention:  Richard G. Bryan, Jr.

                  Phone: (412) 276-9393
                  Facsimile: (412) 276-9396

       Any party may designate any other address to which notices and instructions shall be sent by notice duly given in accordance herewith.

13.     MISCELLANEOUS.

        (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

        (b) This Agreement is binding upon and shall inure to the benefit of the undersigned and their respective heirs, successors and assigns.

        (c) This Agreement may be executed in multiple copies, each executed copy to serve as an original.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.


                                        NATIONAL CITY BANK OF PENNSYLVANIA
ATTEST:                                 As Escrow Agent

By: /s/ Susan W. Kulich                 By: /s/ John C. Hoffman
   ---------------------------------       ------------------------------------
   (Authorized Officer)                    (Authorized Officer)



                                        ATLAS RESOURCES, INC.
ATTEST:                                 A Pennsylvania corporation

By: /s/ Barbara J. Krasnicki            By: /s/ Tony C. Banks
   ---------------------------------       ------------------------------------
   Secretary                               Tony C. Banks, Senior Vice President
                                           and Chief Financial Officer



                                        ANTHEM SECURITIES, INC.
ATTEST:                                 A Pennsylvania corporation

By: /s/ Barbara J. Krasnicki            By: /s/ John S. Coffey
   ---------------------------------       ------------------------------------
   Secretary                               John S. Coffey, Director




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                                        BRYAN FUNDING, INC.
ATTEST:                                 A Pennsylvania corporation

By: /s/ Cynthia L. Bryan                By: /s/ Richard G. Bryan, Jr.
   ---------------------------------       ------------------------------------
   Secretary                               Richard G. Bryan, Jr., President


                                        ATLAS AMERICA PUBLIC #9 LTD.

                                        By:  ATLAS RESOURCES, INC.
ATTEST:                                      Managing General Partner

By:                                     By: /s/ Tony C. Banks
   ---------------------------------       ------------------------------------
   Secretary                               Tony C. Banks, Senior Vice President
                                           and Chief Financial Officer












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                         APPENDIX I TO ESCROW AGREEMENT

                    COMPENSATION FOR SERVICES OF ESCROW AGENT



Escrow Agent annual fee per year or any part thereof                  $3,000.00


























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